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                                  Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants

Entrada Networks, Inc.
Irvine, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 12, 2002, relating to the consolidated financial statements of Entrada Networks, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2002.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                              BDO SEIDMAN, LLP


Los Angeles, California
May 28, 2002


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